UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

MC Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000-50434 20-0269426
(State or other (Commission (IRS Employer
jurisdiction of File Number) Identification No.)
incorporation)

550 James Street, Lakewood New Jersey 08701
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code      (440) 519-1625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

a.    Dismissal of Independent Auditors

On January 12, 2005, MC Industrial Group, Inc., a Delaware corporation (the “Company”), was informed by the Securities and Exchange Commission (the “Commission”) that the staff of the Commission had received a letter from Withum Smith & Brown (“WSB”), notifying the Chief Accountant of the Commission that the Company’s auditor/client relationship with WSB had ceased. Prior to the receipt of the Commission’s letter on January 12, 2005, the Company had not been informed by WSB that WSB desired to terminate its independent auditor/client relationship with the Company.

As previously reported on a Current Report on Form 8-K, the Company retained WSB as its independent auditor on May 13, 2004. Consequently, WSB did not audit the Company’s financial statements with respect to the fiscal year ended December 31, 2003. WSB has also not audited the Company’s financial statements with respect to the fiscal year ended December 31, 2004. From May 13, 2004 through January 12, 2005, there have been no disagreements with WSB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of WSB, would have caused it to make reference thereto.

Since the Company’s inception on September 25, 2003 and through January 12, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company will request that WSB furnish the Company with a letter addressed to the Commission stating whether or not the independent auditor agrees with the above statements. Once such letter is furnished by WSB, the Company will file a copy of such letter on an amended Current Report on Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MC Industrial Group, Inc.

January 12, 2005
By: /s/ Douglas G. Furth
Douglas G. Furth, President, Secretary and Treasurer